UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/22/2006

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 South Quebec Street
Greenwood Village, Colorado 80111
(Address of principal executive offices, including zip code)

(303) 967-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.04.    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

First Data Corporation (the "Company") was notified on August 22, 2006, that due to the anticipated spin-off of The Western Union Company from First Data Corporation, participants in the First Data Stock Fund of the First Data Corporation Incentive Savings Plan and the Western Union Financial Services, Inc. Retirement Savings Plan for Bargaining Unit Employees (the "Plans"), will be temporarily unable to transfer funds out of or obtain a loan or distribution during a blackout period beginning the week of September 17, 2006 and ending the week of October 1, 2006 (the "Blackout Period") from the First Data Stock Fund, which holds First Data Corporation common stock ("FDC Stock"), or the stock fund established for the purpose of holding The Western Union Company common stock distributed as a dividend on the FDC Stock.

As a result of the foregoing, on August 22, 2006, the Company sent a notice to its directors and executive officers informing them that a blackout period with respect to directors and executive officers is expected to be in effect beginning the week of September 17, 2006 and ending the week of October 1, 2006, during which period they will be prohibited from engaging in transactions in equity securities of the Company or The Western Union Company (the "Notice"). During such weeks the directors and executive officers may obtain without charge, information regarding the Blackout Period, including the actual beginning and ending date of the Blackout Period, by contacting Steven Christoffersen, Senior Counsel, First Data Corporation, 12500 E. Belford Avenue, M21A3, Englewood, CO 80112, Telephone (720) 332-4436, Fax (720) 332-0522.

The Notice was provided to the Company's directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission's Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

During the Blackout Period and for a period of two years thereafter, a security holder or other interested person may obtain without charge, information regarding the Blackout Period, including the actual beginning and ending date of the Blackout Period, by contacting Investor Relations, First Data Corporation, 6200 South Quebec Street, Greenwood Village, Colorado 80111, Telephone (303) 967-6756.

Item 8.01.    Other Events

On January 26, 2006, the Company announced its intention to separate the Western Union money transfer business into an independent, publicly traded company through a spin-off of the then outstanding common stock of The Western Union Company ("Western Union") to shareholders of the Company (the "spin-off"). In connection with the spin-off, the Company will contribute to Western Union the Company's consumer-to-consumer and consumer-to-business money transfer businesses and related businesses and as part of the overall spin-off transaction, Western Union and its subsidiaries will transfer to the Company an aggregate of approximately $3.6 billion in cash and debt securities of Western Union and its subsidiaries, inlcuding the issuance by Western Union to the Company of debt securities of Western Union in an aggregate principal amount expected to be at least $800 million. The Company expects that shortly after completion of the spin-off it will exchange the Western Union debt securities with one or more investment banks for indebtedness of the Company that the investment banks will hold at that time. The Company also expects that shortly after completion of the expected debt exchange between the Company and the investment banks, the investment banks will sell the Western Union debt securities in a public or private offering.

The amount to be paid to the Company has not been finally determined, but will be determined prior to the spin-off. A number of factors could affect this final determination, and the amount could be substantially less than the amount assumed in this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

99.1 Notice of Blackout Period to Directors and Executive Officers of First Data Corporation dated August 22, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: August 22, 2006	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Notice of Blackout Period to Directors and Executive Officers of First Data Corporation dated August 22, 2006